Item 30. Exhibit (h) i. s. 1. vi.

FORM OF
AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment (the “Amendment”) to the Participation Agreement dated June 1, 1998, as amended (the “Agreement”) among T. Rowe Price Equity Series, Inc. (the “Fund(s)”), T. Rowe Price Investment Services, Inc. (the “Underwriter”), and C.M. Life Insurance Company (the “Company”), is effective as of December __, 2021.

WHEREAS, Fund, Underwriter and Company wish to amend the Agreement in the manner set forth herein;

NOW, THEREFORE, the parties hereby amend the agreement as follows:

1.
T. Rowe Price Fixed Income Series, Inc. is hereby added as a party to the Agreement and all reference to “Funds” shall refer to both T. Rowe Price Equity Series, Inc. and T. Rowe Price Fixed Income Series, Inc., as appropriate.

2.	Schedule A of the Agreement is hereby amended and restated in the form attached hereto.

3.	All other terms of the Agreement shall remain in full force and effect.

4.
This Amendment may be signed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Signatures located on following page

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

T. ROWE PRICE INVESTMENT SERVICES, INC.	C.M. LIFE INSURANCE COMPANY

By:	By:
Name:	Name:
Title:	Title:

T. ROWE PRICE EQUITY SERIES, INC.

By:
Name:
Title:

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SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded By Separate Account	Portfolios Applicable to Policies
C.M. Life Variable Life Separate Account I Established February 2, 1995	Survivorship Variable Universal Life II SL18 Electrum Select Registered Variable Universal Life COLI
T. Rowe Price Equity Series, Inc.
T. Rowe Price Mid-Cap Growth Portfolio
T. Rowe Price Blue Chip Growth Portfolio
T. Rowe Price Equity Income Portfolio
T. Rowe Price Fixed Income Series, Inc.
T. Rowe Price Limited Term Bond Portfolio